As filed with the Securities and Exchange Commission on February 9, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3257395
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

210 East Grand Ave.

South San Francisco, CA 94080

(650) 837-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael M. Morrissey, Ph.D.

President and Chief Executive Officer

Exelixis, Inc.

210 East Grand Ave.

South San Francisco, CA 94080

(650) 837-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

James B. Bucher	Kenneth L. Guernsey
Vice President, Corporate Legal Affairs and Secretary	Cooley LLP
Exelixis, Inc.	101 California Street, 5th Floor
210 East Grand Ave.	San Francisco, CA 94111
South San Francisco, CA 94080	(415) 693-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-158792

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	$12,050,000	$1,380.93

(1)	There are being registered hereunder such indeterminate number of shares of Common Stock as shall have an aggregate initial offering price not to exceed $12,050,000.
(2)	The proposed maximum aggregate offering price per share will be determined by the Registrant in connection with the issuance by the Registrant of the shares of Common Stock registered hereunder.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and General Instruction IV(A) to Form S-3 to register the Registrant’s common stock, with an aggregate initial offering price not to exceed $12,050,000. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-3 (File No. 333-158792), filed with the Securities and Exchange Commission on April 24, 2009, as amended on May 8, 2009, and declared effective by the Securities and Exchange Commission on May 8, 2009, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on February 9, 2012.

EXELIXIS, INC.

By:	/s/ Michael M. Morrissey
Michael M. Morrissey, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael M. Morrissey, Ph.D., Frank Karbe and James B. Bucher, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Exelixis to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Michael M. Morrissey	Director, President and Chief Executive Officer	February 9, 2012
Michael M. Morrissey, Ph.D.	(Principal Executive Officer)

/s/ Frank Karbe	Chief Financial Officer	February 9, 2012
Frank Karbe	(Principal Financial and Accounting Officer)

/s/ Stelios Papadopoulos	Chairman of the Board	February 9, 2012
Stelios Papadopoulos, Ph.D.

/s/ Charles Cohen	Director	February 9, 2012
Charles Cohen, Ph.D.

/s/ Carl B. Feldbaum	Director	February 9, 2012
Carl B. Feldbaum, Esq.

/s/ Alan M. Garber	Director	February 9, 2012
Alan M. Garber, M.D., Ph.D.

Signatures	Title	Date

/s/ Vincent Marchesi	Director	February 9, 2012
Vincent Marchesi, M.D., Ph.D.

/s/ Frank McCormick	Director	February 9, 2012
Frank McCormick, Ph.D.

/s/ George Poste	Director	February 9, 2012
George Poste, D.V.M., Ph.D.

/s/ George A. Scangos	Director	February 9, 2012
George A. Scangos, Ph.D.

/s/ Lance Willsey	Director	February 9, 2012
Lance Willsey, M.D.

/s/ Jack L. Wyszomierski	Director	February 9, 2012
Jack L. Wyszomierski

EXHIBIT INDEX

Exhibit Number	Description of the Document

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereof)